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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 24 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated April 21, 1995, relating to the financial statements and financial highlights of: The Robertson Stephens Contrarian Fund, The Robertson Stephens Emerging Growth Fund, The Robertson Stephens Developing Countries Fund (formerly The Robertson Stephens Emerging Markets Fund) and The Robertson Stephens Value + Growth Fund, (which comprised The Robertson Stephens Investment Trust at March 31, 1995), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in such Prospectus and to the reference to us under the heading "Auditors" in such Statement of Additional Information.




PRICE WATERHOUSE LLP
San Francisco, California
January 16, 1996